EXHIBIT 99
UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

NEWS RELEASE

May 3, 2006	Analyst Contact:	Susan Allen:	203.499.2409
	Media Contact:	Anita Steeves:	203.499.2901
		After Hours:	203.499.2812

UIL Holdings Corporation Announces First Quarter 2006 Results and Reaffirms 2006 Earnings Guidance

UIL Holdings Corporation (NYSE: UIL) today reported a net loss for the first quarter of 2006 of $37.8 million, or $2.59 per share. This includes a non-cash goodwill impairment charge of $50.5 million, after tax, or $3.46 per share relating to UIL’s announcement of its intention to divest Xcelecom and an after-tax gain of $10.6 million, or $0.72 per share on the sale of UIL’s minority interest in the Cross-Sound Cable (CSC). As announced on April 26, 2006, management’s decision to divest Xcelecom is the last in a series of strategic realignment steps taken by UIL to allow the future focus to be on the regulated electric utility, The United Illuminating Company.

Absent the goodwill impairment charge associated with Xcelecom and the gain on the sale of CSC, UIL earned $2.1 million, or $0.15 per share in the first quarter of 2006, compared to $3.2 million or $0.22 per share for the first quarter of 2005. The decline in earnings in the first quarter of 2006 was mainly due to project losses at one of Xcelecom’s subsidiaries, which was partially offset by the absence of outage costs at United Bridgeport Energy.

“This is a very exciting time in the history of UIL. We have positioned ourselves to have financial flexibility to focus on the earnings growth opportunities that are available through significantly greater investments in transmission. This will not only benefit UIL, but also our customers,” commented Nathaniel D. Woodson, UIL Chairman and CEO. “And, in addition, we have announced a 5 for 3 common stock split to make our shares more affordable for those investors interested in a high quality, high yield investment.”

The United Illuminating Company (UI)

Net income for UI totaled $7.6 million, or $0.52 per share, in first quarter of 2006, compared to net income of $7.8 million, or $0.54 per share, in the first quarter of 2005. The decrease in earnings was due to increased costs associated with outside professional services, stock based compensation, and uncollectible accounts receivable, as well as lower retail kilowatt-hour (kWh) volume, partially offset by higher retail rates. Actual kWh volume consumption before adjusting for weather was 2.5% lower than the first quarter of 2005. After adjusting for the impact of weather, real retail kWh consumption was approximately 1% lower than the first quarter of 2005.

- more -

UIL Corporate

UIL retains certain costs at the holding company, or “corporate,” level which are not allocated to the various non-utility subsidiaries. These costs generally include interest charges, and strategic and other administrative costs. UIL Corporate incurred unallocated after-tax costs of $1.3 million, or $0.09 per share in each first quarter of 2006 and 2005, respectively.

Non-Utility Businesses

The non-utility businesses, excluding UIL Corporate costs, reported a net loss of $44.1 million, or $3.02 per share, in the first quarter of 2006. As reported earlier, this loss included a non-cash goodwill impairment charge of $3.46 per share at Xcelecom and a gain of $0.72 per share on the sale of CSC. The first quarter loss, excluding the impairment charge on Xcelecom and the gain on CSC, was $4.2 million, or $0.28 per share, compared to a loss of $3.3 million, or $0.23 per share, in the same period of 2005.

Xcelecom, Inc.

Xcelecom reported a net loss of $54.6 million, or $3.74 per share in the first quarter of 2006. Included in the net loss of $54.6 million is a non-cash goodwill impairment charge of $50.5 million, after-tax, which was recorded in the first quarter of 2006 as a result of a review of the carrying value of Xcelecom. Excluding the impairment charge, Xcelecom reported a loss of $4.1 million, or $0.28 per share compared to a net loss of $0.7 million, or $0.05 per share in the first quarter of 2005.

The loss of $4.1 million, or $0.28 per share, was primarily due to project losses at one of Xcelecom’s subsidiaries, which more than offset Xcelecom earnings in the first quarter. Project losses at Allan/Briteway Electrical Contractors, Inc., (Allan/Briteway) a New Jersey-based subsidiary of Xcelecom resulted in a loss of $4.8 million or $0.32 per share in the first quarter of 2006. Absent the results of Allan/Briteway and the goodwill impairment charge, Xcelecom had net income of $0.7 million, or $0.04 per share in the first quarter 2006.

In connection with the decision to divest Xcelecom, Xcelecom will be reported as discontinued operations for the full year beginning in the second quarter.

United Bridgeport Energy, Inc. (UBE)

On March, 28, 2006, UBE completed the sale of its 33 1/3% ownership interest in Bridgeport Energy LLC (BE), to the majority owner of BE, an affiliate of Duke Energy, for $71 million with net proceeds of approximately $65 million, after taxes and transaction costs.

UBE reported a net loss of $0.2 million, or $0.01 per share in the first quarter of 2006, compared to a net loss of $2.7 million, or $0.19 per share in the same quarter of 2005. The improvement from the prior year was mainly due to the absence of costs related to a scheduled outage in 2005, as well as higher revenues from the plant in 2006 compared to 2005.

- more -

United Capital Investments, Inc. (UCI)

On February 27, 2006, UCI, which holds a number of minority ownership interest investments, announced the completion of the sale of its 25% ownership interest in the CSC to Babcock and Brown Infrastructure Ltd. The gross proceeds received were approximately $53 million, subject to a working capital adjustment. After transaction costs and taxes, UIL and UCI will recognize a book gain of approximately $10 million and net proceeds of approximately $46 million.

During the first quarter of 2006, UCI reported net income of $10.7 million, or $0.73 per share, compared to net income of $0.1 million, or $0.01 per share, in the first quarter of 2005. The improvement from the prior year was mainly due to the sale of CSC.

Looking Forward - 2006 Earnings Guidance

UIL reaffirms the earnings guidance reported on April 26, 2006 as shown below.

2006
Continuing Operations
UI	$2.90 - $3.10
Headquarters	$(0.25) - $(0.15)
Subtotal	$2.75 - $2.85

Divested Businesses in Continuing Operations
CSC	$0.70 - $0.75
UBE	$(0.05) - $0.00
Subtotal	$0.65 - $0.75

Total Continuing Operations	$3.40 - $3.60

Discontinued Operations
Xcelecom (1)	$(3.80) - $(3.60)

Total UIL Holdings (2)	$(0.30) - $(0.10)

Note 1: The impairment charge associated with the intention to divest Xcelecom was recorded in continuing operations in the first quarter of 2006, pursuant to accounting rules, and will be moved to discontinued operations in the second quarter.

Note 2: Business unit expectations are not intended to be additive to derive consolidated expectations

Upcoming Events

UIL will hold its Annual Meeting on Wednesday, May 10, 2006 at 10 a.m. at Quinnipiac University in Hamden, Connecticut.

- more -

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport and Xcelecom Inc., a leading provider of specialty contracting services and systems integration. For more information on UIL Holdings, visit us at http://www.uil.com.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the Corporation’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, timing factors, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of the Corporation’s subsidiaries. The foregoing and other factors are discussed and should be reviewed in the Corporation’s most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances
- ### -

PART 1: FINANCIAL INFORMATION
ITEM 1: FINANCIAL STATEMENTS
UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(Thousands except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2006	2005

Operating Revenues
Utility	$200,285	$186,916
Non-utility businesses	98,202	91,624
Total Operating Revenues	298,487	278,540
Operating Expenses
Operation
Fuel and energy	103,146	95,167
Operation and maintenance	159,774	139,464
Depreciation and amortization	17,362	18,418
Goodwill impairment	85,004	-
Taxes - other than income taxes	11,562	10,888
Total Operating Expenses	376,848	263,937
Operating Income (Loss)	(78,361)	14,603

Other Income and (Deductions), net	4,387	2,801

Interest Charges, net
Interest on long-term debt	5,413	5,080
Other interest, net	1,094	549
	6,507	5,629
Amortization of debt expense and redemption premiums	386	384
Total Interest Charges, net	6,893	6,013

Income (Loss) Before Gain on Sale of Equity Investments,
Income Taxes and Equity Earnings	(80,867)	11,391

Gain on Sale of Equity Investments	18,908	-

Income (Loss) Before Income Taxes and Equity Earnings	(61,959)	11,391

Income Taxes (Benefit)	(23,630)	4,342

Income (Loss) Before Equity Earnings	(38,329)	7,049
Income (Losses) from Equity Investments	541	(3,821)
Net Income (Loss)	$(37,788)	$3,228

Average Number of Common Shares Outstanding - Basic	14,595	14,503
Average Number of Common Shares Outstanding - Diluted	14,718	14,593

Earnings Per Share of Common Stock - Basic:	$(2.59)	$0.22

Earnings Per Share of Common Stock - Diluted:	$(2.57)	$0.22

Cash Dividends Declared per share of Common Stock	$0.72	$0.72

UIL HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31,	December 31,
(thousands of dollars)	2006	2005
ASSETS
Current assets	$443,180	$339,798
Property, plant and equipment, net	595,211	592,081
Regulatory assets	591,434	603,949
Other long-term assets	94,285	263,227
Total Assets	$1,724,110	$1,799,055

LIABILITIES AND CAPITALIZATION
Current liabilities	$220,672	$235,194
Noncurrent liabilities	126,846	131,377
Deferred income taxes	336,299	340,953
Regulatory liabilities	59,760	60,064
Total Liabilities	743,577	767,588

Net long-term debt	482,603	486,889
Net common stock equity	497,930	544,578
Total Capitalization	980,533	1,031,467

Total Liabilities and Capitalization	$1,724,110	$1,799,055

UIL HOLDINGS CORPORATION
SEGMENTED CONSOLIDATED INCOME STATEMENT

	Quarter Ended
	March 31,
(In Millions - Unaudited)	2006	2005
Operating Revenue
UI from operations	$200.3	$186.9
Xcelecom	98.2	91.6
Total	$298.5	$278.5

Fuel and energy expense - UI	$103.1	$95.2

Operation and maintenance expense
UI	$53.9	$47.0
Xcelecom	103.3	91.0
Minority Interest Investment and Other (1)	2.6	1.5
Total	$159.8	$139.5

Depreciation and amortization
UI	$7.8	$7.5
Xcelecom	0.9	0.9
Subtotal depreciation	8.7	8.4
Amortization of regulatory assets (UI)	8.7	9.8
Amortization Xcelecom	0.0	0.2
Total depreciation and amortization	$17.4	$18.4

Goodwill impairment - Xcelecom	$85.0	$0.0

Taxes - other than income taxes
UI - State gross earnings tax	$6.5	$5.9
UI - other	4.4	4.3
Xcelecom	0.7	0.7
Total	$11.6	$10.9

Other Income (Deductions)
UI - other	$2.5	$2.1
Xcelecom	1.6	0.3
Minority Interest Investment and Other (1)	0.3	0.4
Total	$4.4	$2.8

Interest Charges
UI	$4.6	$3.9
UI - Amortization: debt expense, redemption premiums	0.4	0.3
Xcelecom	0.4	0.3
Minority Interest Investment and Other (1)	1.5	1.5
Total	$6.9	$6.0

Gain on Sale of Equity Investments -Minority Interest Investment and Other (1) (2)	$18.9	$0.0

Income Taxes
UI	$5.9	$7.4
Xcelecom	(35.9)	(0.5)
Minority Interest Investment and Other (1)	6.4	(2.6)
Total	($23.6)	$4.3

Income (Losses) from Equity Investments
UI	$0.1	$0.1
Minority Interest Investment (2)	0.5	(3.9)
Total	$0.6	($3.8)

Net Income
UI	$7.6	$7.8
Xcelecom	(54.6)	(0.7)
Minority Interest Investment and Other (1) (2)	9.2	(3.9)
Total Net Income	($37.8)	$3.2

(1) The category "Minority Interest Investment and Other" includes amounts recognized at the non-utility businesses in relation to their minority interest investments, as well as unallocated holding company costs.
(2) Includes income (losses) recognized at the non-utility businesses in relation to their minority interest investments.

BUSINESS SEGMENT SUMMARY INFORMATION
(In Millions, except per share amounts)

UIL HOLDINGS CORPORATION
	Quarter Ended	Quarter Ended
	Mar. 31, 2006	Mar. 31, 2005

Net Income	$(37.8)	$3.2

Earnings per Share - basic	$(2.59)	$0.22

THE UNITED ILLUMINATING COMPANY
	Quarter Ended	Quarter Ended
	Mar. 31, 2006	Mar. 31, 2005

Net Income	$7.6	$7.8

Earnings per Share - basic	$0.52	$0.54

Retail Sales (millions of KWH)	1,457	1,474

NON-UTILITY BUSINESSES
	Quarter Ended	Quarter Ended
XCELECOM	Mar. 31, 2006	Mar. 31, 2005

Net Income	$(54.6)	$(0.7)

Earnings per Share - basic	$(3.74)	$(0.05)

MINORITY INTEREST INVESTMENT
AND OTHER *
Net Income	$9.2	$(3.9)

Earnings per Share - basic	$0.63	$(0.27)

TOTAL NON-UTILITY BUSINESSES

Net Income	$(45.4)	$(4.6)

Earnings per Share - basic	$(3.11)	$(0.32)

* Note: includes UIL Corporate costs, United Bridgeport Energy, Inc & United Capital, Inc.